Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-276069

4Front Ventures Corp.

$100,000,000

Subordinate Voting Shares

Warrants

Debt Securities

Rights

Units

From time to time, we may offer any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our Class A Subordinate Voting Shares are listed on the Canadian Securities Exchange (the “CSE”) under the ticker symbol “FFNT” and are quoted on the OTCQX International (“OTCQX”) under the ticker symbol “FFNTF.” On May 7, 2024, the last reported sale price of our Class A Subordinate Voting Shares on the CSE was C$0.12 per share and on the OTCQX was $0.08 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the OTCQX or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

We are an “emerging growth company” and a “smaller reporting company” under the U.S. federal securities laws and, as such, are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. There is no limit on the aggregate amount of the securities that we may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front cover of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the Securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless otherwise indicated, all financial information included and incorporated by reference in this prospectus or included in any prospectus supplement is determined using U.S. generally accepted accounting principles.

Use of Market and Industry Data

This prospectus and the documents incorporated by reference herein include market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of, and experience in, the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Furthermore, internally prepared, and third-party market prospective information, in particular, are estimates only and there will usually be differences between the prospective and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. Also, references in this prospectus to any publications, reports, surveys, or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

Trademarks, Trade Names and Service Marks

“4Front,” “4Front Ventures,” “Mission” and other trademarks or service marks of 4Front Ventures Corp. including those of its subsidiaries, appearing in this registration statement are the property of 4Front Ventures Corp or its subsidiaries. The other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Other Pertinent Information

As of May 7, 2024, the Company has two classes of stock: (i) Class A Subordinate Voting Shares (“SVS”), and (ii) Class C Multiple Voting Shares (“MVS”), both with no par value. The Company is authorized to issue an unlimited number of SVS and an unlimited number of MVS. Holders of SVS are entitled to one vote in respect of each SVS. Holders of MVS are entitled to 800 votes in respect of each MVS and have certain conversion rights as further described below under “Description of Share Capital – Multiple Voting Shares” as well as in Note 12 of the Company’s Consolidated Financial Statements.

As of May 7, 2024, 913,923,993 SVS, and 1,276,208 MVS were issued and outstanding.

Dollar amounts in this prospectus are denominated in United States dollars unless otherwise indicated. References to $ are to the lawful currency of the United States and references to C$ are to the lawful currency of Canada.

Unless the context otherwise indicates, when used in this prospectus, “4Front,” “the Company,” “we,” “us” and “our” refer to 4Front Ventures Corp., a British Columbia corporation and its wholly owned subsidiaries on a consolidated basis. When we refer to “you,” we mean the potential holders of the applicable series of securities.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

4Front Ventures Corp. is a multi-state cannabis operator and retailer, with a market advantage in mass-produced, low-cost, quality branded cannabis products. The Company manufactures and distributes a portfolio of 12 cannabis brands including Crystal Clear, Legends, and Island distributed through retail outlets, as well as the Company’s chain of branded dispensaries across Illinois, Michigan, and Massachusetts. 4Front operations are structured in key geographic locations across the United States to scale operations efficiently and position the company for future growth opportunities as cannabis legalization efforts continue across the U.S. and federally.

The Company exists pursuant to the provisions of the Business Corporations Act (British Columbia) (the “BCBCA”). The Company’s SVS are listed on the CSE under the ticker “FFNT” and are quoted on the OTCQX under the ticker “FFNTF”.

While marijuana is legal under the laws of several U.S. states (with varying restrictions), the United States Federal Controlled Substances Act (“CSA”) classifies all “marijuana” as a Schedule I drug, whether for medical or recreational use. Under U.S. federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of safety data for the use of the drug under medical supervision.

Corporate Information

The Company’s registered office is located at 550 Burrard St., Suite. 2900, Vancouver, BC and its head corporate office, which is the Company’s mailing address, is located at 7010 E. Chauncey Lane, Suite 235, Phoenix, AZ 85054. The Company’s telephone number is (602) 633-3067. Our website is http://www.4FrontVentures.com. The information contained on our website or connected to our website is not incorporated by reference into and should not be considered part of this prospectus.

The Securities We May Offer

We may offer our SVS, debt securities, or warrants or rights to purchase SVS, either individually or in units, from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices, and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking, if applicable;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers, or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding options to purchase additional securities, if any; and

•	the estimated net proceeds to us.

Use of Proceeds

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include capital expenditures, working capital, and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. See “Use of Proceeds” on page 16 of this prospectus.

CSE and OTCQX

Our SVS are listed on the CSE under the ticker symbol “FFNT” and are quoted on the OTCQX under the ticker symbol “FFNTF.”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risks and all of the other information contained in this prospectus before deciding whether to invest in our securities. If any of the following risks are realized, our business, financial condition and results of operations could be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Some statements in this prospectus, including such statements in the following risk factors, constitute forward-looking statements. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Industry

Cannabis remains illegal under U.S. federal law and therefore, strict enforcement of federal laws regarding cannabis would likely result in our inability to execute our business plan.

Cannabis, other than hemp, is a Schedule I controlled substance under the CSA. Even in those jurisdictions in which the manufacture and use of cannabis has been legalized at the state level, the possession, use and cultivation all remain violations of federal law that are punishable by imprisonment, substantial fines, and forfeiture. Moreover, individuals and entities (including investors in such entities) may violate federal law if they intentionally aid and abet another in violating these federal controlled substance laws or conspire with another to violate them. Federal prosecutors could, and still can, use their prosecutorial discretion to decide to prosecute even state-legal cannabis activities. Although there have not been any identified prosecutions of state law compliant cannabis entities since January 2018, there can be no assurance that the federal government will not enforce federal laws against the regulated cannabis industry generally.

Congress previously enacted an omnibus spending bill that includes a provision prohibiting the DOJ (which includes the U.S. Drug Enforcement Administration) from using funds appropriated by that bill to prevent certain states from implementing their medical-use cannabis laws. Any change in the federal government’s enforcement posture with respect to state-licensed cultivation or sale of cannabis would adversely affect our ability to execute our business plan, and we would likely suffer significant losses, which could have a material and adverse impact on our financial condition, results of operations, cash flows, ability to make distributions to our stockholders and the market price of securities.

There is a substantial risk of regulatory or political change

The success of the business strategy of the Company depends on a lack of substantial civil and/or criminal enforcement by the federal government of the cannabis industry. The political environment surrounding the cannabis industry in the United States in general can be volatile and the regulatory framework in the United States remains in flux. A majority of states (as well as several U.S. territories) have implemented laws and regulations to legalize and regulate the cultivation, sale, possession and use of cannabis, and additional states have pending legislation regarding the same; however, the risk remains that a shift in the regulatory or political realm could occur and have a drastic impact on the industry as a whole, adversely impacting the Company’s ability to successfully invest and/or participate in the selected business opportunities.

Further, there is no guarantee that at some future date, voters and/or the applicable legislative bodies will not repeal, overturn, or limit any such legislation legalizing the sale, disbursement and consumption of medical or adult-use cannabis in any jurisdiction in which the Company does or intends to do business. Local and city ordinances may also more strictly limit and/or restrict cannabis in a manner that will make it extremely difficult or impossible for the Company to operate.

Results of future clinical research.

Research in Canada, the U.S. and internationally regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis or isolated cannabinoids (such as CBD and THC) remains in early stages. There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as CBD and THC). Although we believe that the articles, reports and studies support its beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Further, we believe the cannabis industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the cannabis produced. Consumer perception can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of cannabis products. There can be no assurance that future scientific research or findings, regulatory investigations, litigation, media attention or other publicity will be favorable to the cannabis market or any particular product, or consistent with earlier publicity.

Future research studies and clinical trials may reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to cannabis, which could have a material adverse effect on the demand for our products with the potential to lead to a material adverse effect on our business, our financial condition or our results of operations. There is no assurance that such adverse publicity reports or other media attention will not arise.

Cannabis businesses are subject to unfavorable tax treatment.

Under Section 280E of the U.S. Internal Revenue Code of 1986 (the “Code”), as amended, no deduction or credit is allowed for any amount paid or incurred during the taxable year in carrying on business if the business (or the activities which comprise the trade or business) consists of trafficking in controlled substances (within the meaning of Schedules I and II of the Controlled Substances Act). The U.S. Internal Revenue Service has applied this provision to cannabis operations, prohibiting them from deducting expenses associated with cannabis businesses except for deductions for cost of goods sold. Section 280E may have a lesser impact on cannabis cultivation and manufacturing operations. Accordingly, Section 280E has a significant impact on the operations of cannabis companies and an otherwise profitable business may operate at a loss, after taking into account its U.S. income tax expenses.

Cannabis businesses are subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services.

We are subject to a variety of laws and regulations in the United States that involve money laundering, financial record-keeping and proceeds of crime, including the U.S. Currency and Foreign Transactions Reporting Act of 1970, (the “Bank Secrecy Act”), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”), and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States. Accordingly, pursuant to the Bank Secrecy Act, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan or any other service could be found guilty of money laundering, aiding and abetting, or conspiracy.

As a result, we may have limited or no access to banking or other financial services in the United States. In addition, federal money laundering statutes and Bank Secrecy Act regulations discourage financial institutions from working with any organization that sells a controlled substance, regardless of whether the state it operates in permits cannabis sales. Our inability or limitation of our ability to open or maintain bank accounts, obtain other banking services and/or accept credit card and debit card payments may make it difficult for us to operate and conduct our business as planned or to operate efficiently. Furthermore, if our operations, or proceeds thereof, dividend distributions or profits or revenues derived from our operations were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds from a crime (the sale of a Schedule I drug) under the Bank Secrecy Act’s money laundering provisions or other laws discussed above, our ability to declare or pay dividends or other distributions might be affected.

We lack access to U.S. bankruptcy protections.

Many courts have denied cannabis businesses bankruptcy protections because the use of cannabis is illegal under federal law. In the event of a bankruptcy, it would be very difficult for lenders to recoup their investments in the cannabis industry. If the Company were to experience a bankruptcy, there is no guarantee that U.S. federal bankruptcy protections would be available to us, which would have a material adverse effect on us.

We operate in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where we carry on business.

Our business and activities are heavily regulated in all jurisdictions where we carry on business. Our operations are subject to various laws, regulations and guidelines by state and local governmental authorities relating to the manufacture, marketing, management, transportation, storage, sale, pricing and disposal of cannabis and cannabis oil, and also including laws and regulations relating to health and safety, insurance coverage, the conduct of operations and the protection of the environment. Laws and regulations, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over our activities, including the power to limit or restrict business activities as well as impose additional disclosure requirements on our products and services. Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by these governmental authorities and obtaining all necessary regulatory approvals for the manufacture, production, storage, transportation, sale, import and export, as applicable, of our products. The commercial cannabis industry is still a new industry at the state and local level. The effect of relevant governmental authorities’ administration, application and enforcement of their respective regulatory regimes and delays in obtaining, or failure to obtain, applicable regulatory approvals which may be required may significantly delay or impact the development of markets, products and sales initiatives and could have a material adverse effect on our business, prospects, revenue, results of operation and financial condition.

While we endeavor to comply with all relevant laws, regulations and guidelines and, to our knowledge, we are in compliance or are in the process of being assessed for compliance with all such laws, regulations and guidelines, any failure to comply with the regulatory requirements applicable to our operations may lead to possible sanctions including the revocation or imposition of additional conditions on licenses to operate our business; the suspension or expulsion from a particular market or jurisdiction or of our key personnel; the imposition of additional or more stringent inspection, testing and reporting requirements; and the imposition of fines and censures. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increase compliance costs or give rise to material liabilities and/or revocation of our licenses and other permits, which could have a material adverse effect on our business, results of operations and financial condition. Furthermore, governmental authorities may change their administration, application, or enforcement procedures at any time, which may adversely impact our ongoing costs relating to regulatory compliance.

Cannabis businesses may be subject to civil asset forfeiture.

Any property owned by participants in the cannabis industry used in the course of conducting such business, or that is the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture because of the illegality of the cannabis industry under state and federal law. Even if the owner of the property is never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture.

State regulation of cannabis is uncertain.

There is no assurance that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. If the U.S. federal government begins to enforce U.S. federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing state laws are repealed or curtailed, our business or operations in those states or under those laws would be materially and adversely affected. Federal actions against any individual or entity engaged in the cannabis industry, or a substantial repeal of cannabis related legislation could adversely affect us, our business and our assets or investments.

The rulemaking process at the state level that applies to cannabis operators in any state will be ongoing and result in frequent changes. As a result, a compliance program is essential to manage regulatory risk. All of our implemented operating policies and procedures are compliance-based and are derived from the state regulatory structure governing ancillary cannabis businesses and their relationships to state-licensed or permitted cannabis operators, if any. Notwithstanding our efforts and diligence, regulatory compliance, and the process of obtaining regulatory approvals can be costly and time-consuming. No assurance can be given that we will receive the requisite licenses, permits or cards to continue operating our businesses.

In addition, local laws and ordinances could restrict our business activity. Although our operations are legal under the laws of the states in which we operate, local governments have the ability to limit, restrict and ban cannabis businesses from operating within their jurisdiction. Land use, zoning, local ordinances, and similar laws could be adopted or changed and have a material adverse effect on our business. Multiple states where medical and/or adult use cannabis is legal have or are considering special taxes or fees on businesses in the marijuana industry. It is uncertain at this time whether other states are in the process of reviewing such additional taxes and fees.

We face exposure to fraudulent or illegal activity.

We are exposed to the risk that any of our employees, independent contractors, consultants, or business counterparties may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates, (i) government regulations, (ii) manufacturing standards, (iii) federal and state healthcare fraud and abuse laws and regulations, or (iv) laws that require the true, complete and accurate reporting of financial information or data. It may not always be possible for us to identify and deter misconduct by our employees and other third parties, and the precautions taken by the Company to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could have a material adverse effect on our business, financial condition, results of operations and/or prospects.

We face risks due to industry immaturity or limited comparable, competitive, or established industry best practices.

As a relatively new industry, there are not many established operators in the medical and adult use cannabis industries whose business models we can follow or build upon. Similarly, there is no or limited information about comparable companies available for potential investors to review in making a decision about whether to invest in us.

Stockholders and investors should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies, like us, that are in their early stages. For example, unanticipated expenses and problems or technical difficulties may occur, which may result in material delays in the operation of our business. We may fail to successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of the SVS to the extent that investors may lose their entire investments.

Investors in the Company and the Company’s directors, officers and employees may be subject to entry bans into the United States.

Because cannabis remains illegal under United States federal law, those who are not U.S. citizens employed at or investing in legal and licensed U.S. cannabis companies could face detention, denial of entry or lifetime bans from the United States for their business associations with cannabis U.S. businesses. Entry happens at the sole discretion of U.S. Customs and Border Patrol (“CBP”) officers on duty, and these officers have wide latitude to ask questions to determine the admissibility of a foreign national. Business or financial involvement in the legal cannabis industry in Canada or in the United States could also be reason enough for United States border guards to deny entry.

Risks Related to Our Business

Ability to access public and private capital.

We may require equity and/or debt financing to undertake capital expenditures or to undertake acquisitions or other transactions. If the Company is required to access capital markets to carry out its development objectives, the state of capital markets and other financial systems could affect the Company’s access to, and cost of, capital. There can be no assurance additional financing will be available to the Company when needed or on terms that are commercially viable. The Company’s inability to raise financing to fund capital expenditures or acquisitions could limit its growth and may have a material adverse effect upon future profitability.

Repayment of outstanding indebtedness.

In relation to its outstanding indebtedness, we are subject to risks typically associated with secured debt financing. Our cash flows could be insufficient to satisfy required payments of principal and interest under such indebtedness. Our ability to make scheduled payments of principal and interest on indebtedness depends on our future cash flow, which is subject to the financial performance of our business, prevailing economic conditions, prevailing interest rate levels, and other financial, competitive and operational factors, many of which are beyond our control. The covenants of our indebtedness may limit our ability to engage in activities that may be in our long-term best interest. In addition, the terms and conditions thereof contain financial, operational and reporting covenants, and compliance with the covenants by the Company may increase our legal and financial costs, make certain activities more difficult or restricted, time-consuming or costly and increase demand on our systems and resources. Our failure to comply with any such covenants could result in an event of default, which could result in the acceleration of repayment of the Company’s debt or realization of the security granted.

We may be subject to risks associated with financial leverage.

We may incur debt, above and beyond any debt already incurred. As funds are borrowed, such financing will increase the risk of an investment in our equity because debt service increases the expense of operation of the Company. In addition, lenders may require restrictions on future borrowing, distributions and operating policies. Our ability to meet our debt obligations will depend upon the Company’s future performance and will be subject to financial, business, and other factors affecting the Company’s business and operations, including general economic conditions. There are no assurances that we will be able to meet our debt obligations. Additionally, there are no assurancesthe Company will be able to repay or refinance its existing debt at maturity.

Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business.

We are subject to various SEC reporting and other regulatory requirements, including those of the Canadian securities’ regulatory authorities. We have incurred and will continue to incur expenses and, to a lesser extent, diversion of our management’s time in our efforts to comply with Section 404 of the Sarbanes-Oxley Act regarding internal controls over financial reporting. Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or the subsequent testing by our independent registered public accounting firm when required, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retrospective changes to our consolidated financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

Dependence on performance of subsidiaries.

The Company is dependent on the operations, assets and financial health of a number of its subsidiaries. Accordingly, if the financial performance of any subsidiary declines this will adversely affect the Company’s investment in such subsidiary, the ability to realize a return on such investment and the financial results of the Company. The Company will conduct due diligence on each new entity prior to making any investment. Nonetheless, there is a riskthere may be some liabilities or other matters that are not identified through the due diligence or ongoing monitoring that may have an adverse effect on the business, and this could have a material adverse impact on the business, financial condition, results of operations or prospects of the Company.

Our sales are difficult to forecast.

As a result of recent and ongoing regulatory and policy changes in the medical and adult use cannabis industries and unreliable levels of market supply, the market data available is limited and unreliable. Federal and state laws prevent widespread participation and hinder market research. We must rely largely on our own market research to forecast sales, as detailed forecasts are not generally obtainable from other sources in the states in which our business operates. Additionally, any market research and our projections of estimated total retail sales, demographics, demand and similar consumer research, are based on assumptions from limited and unreliable market data. A failure in the demand for our products to materialize as a result of competition, technological change or other factors could have a material adverse effect on our business, results of operations and financial condition.

We may be subject to growth-related risks.

We may be subject to growth-related risks, including capacity constraints and pressure on our internal systems and controls. Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. Our inability to deal with this growth may have a material adverse effect on our business, prospects, revenue, results of operation and financial condition.

Delays in enactment of new state or federal regulations could restrict our ability to reach strategic growth targets and lower return on investor capital.

Our strategic growth strategy is reliant upon certain federal and state regulations being enacted to facilitate the legalization of medical and adult-use cannabis. If such regulations are not enacted, or enacted but subsequently repealed or amended, or enacted with prolonged phase-in periods, our growth targets, and thus, the effect on the return of investor capital, could be detrimental. We are unable to predict with certainty when and how the outcome of these complex, legal, regulatory, and legislative proceedings will affect our business and growth.

We may be subject to litigation.

We may become party to litigation from time to time in the ordinary course of business, which could adversely affect our business. Should any litigation in which we become involved be determined against us, such a decision could adversely affect our ability to continue operating and the market price for our SVS and could potentially use significant resources. Even if we are involved in litigation and win, litigation can redirect significant resources of the Company and/or its subsidiaries.

Operational risks.

We may be affected by a number of operational risks and may not be adequately insured for certain risks, including: labor disputes; catastrophic accidents; fires; blockades or other acts of social activism; equipment defects, malfunction and failures, changes in the regulatory environment; impact of non-compliance with laws and regulations; natural phenomena, such as inclement weather conditions, floods, earthquakes, ground movements, accidents and explosions that can cause personal injury, loss of life, suspension of operations, damage to facilities, business interruption and damage to or destruction of property, equipment and the environment. There is no assurance that the foregoing risks and hazards will not result in damage to, or destruction of, the Company’s properties, dispensary facilities, grow facilities and extraction facilities, personal injury or death, environmental damage, or have an adverse impact on our operations, costs, monetary losses, potential legal liability and adverse governmental action, any of which could have a material adverse effect on the business, financial condition or results of operations of the Company. This lack of insurance coverage could have a material adverse effect on our business, financial condition, or results of operations.

We will continuously monitor our operations for quality control and safety. However, there are no assurances that our safety procedures will always prevent such damages and the Company may be affected by liability or sustain loss in respect of certain risks and hazards. Although we will maintain insurance coverage that we believe to be adequate and customary in the industry, there can be no assurance that such insurance will be adequate to cover its liabilities. In addition, there can be no assurance that the Company will be able to maintain adequate insurance in the future at rates it considers reasonable and commercially justifiable. The Company may elect not to insure against certain risks due to cost of or ease of procuring such insurance. The occurrence of a significant uninsured claim, a claim in excess of the insurance coverage limits then maintained by the Company, or a claim at a time when it is not able to obtain liability insurance, could have a material adverse effect on our business, financial condition or results of operations.

We face intense competition.

We face intense competition from other companies, some of which have longer operating histories and more financial resources and manufacturing, retail, and marketing experience than us. Increased competition by larger and better financed competitors could materially and adversely affect our business, financial condition, and results of operations. Because of the early stage of the industry in which we operate, we face additional competition from new entrants. If the number of consumers of cannabis in the states in which we operate our business increases, the demand for products and qualified talent will increase and we expect that competition will become more intense, as current, and future competitors begin to offer an increasing number of diversified products. To remain competitive, we will require a continued high level of investment in research and development, marketing, sales, talent retention and client support. We may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis, which could materially and adversely affect our business, financial condition and results of our operations.

We are dependent on key inputs, suppliers, and skilled labor.

The marijuana business is dependent on a number of key inputs and their related costs, including raw materials and supplies related to growing operations, as well as electricity, water, and other local utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs, such as the raw material cost of cannabis, or natural or other disruptions to power or other utility systems, could materially impact our business, financial condition, results of operations or prospects. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If a sole source supplier was to go out of business, we might be unable to find a replacement for such source in a timely manner, or at all. If a sole source supplier were to be acquired by a competitor, that competitor may elect not to sell to us in the future. Any inability to secure required supplies and services, or to do so on appropriate terms, could have a materially adverse impact on our business, prospects, revenue, results of operation and financial condition. We aim to provide our vendor base with annual projections so that our vendors can better ensure a steady supply of raw materials and packaging. For most important raw materials and packaging, we aim to have both a primary vendor supplier and a secondary vendor supplier to ensure redundancy.

Our ability to compete and grow will be dependent on us having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts, and components. No assurances can be given that we will be successful in maintaining our required supply of skilled labor, equipment, parts and components. We compete with other companies both within and outside the cannabis industry to recruit and retain competent employees. If we cannot maintain qualified employees to meet the needs of our anticipated growth, our business and financial condition could be materially adversely affected.

We are subject to taxation in Canada and the United States.

We are, as of the date of this prospectus, a corporation organized under the laws of British Columbia. We are treated as a corporation that is resident in Canada (as defined in the Income Tax Act (Canada)) and accordingly subject to Canadian income taxes on our worldwide income. We are also treated as a U.S. corporation subject to U.S. federal income tax pursuant to Section 7874 of the Code and are subject to U.S. federal income tax on our worldwide income. As a result, we are subject to taxation both in Canada and the United States, which could have a material adverse effect on our financial condition and results of operations.

Our business is subject to the risks inherent in agricultural operations.

Our business involves the growing of cannabis, an agricultural product. Our business is subject to the risks inherent in the agricultural business, such as insects, plant diseases and similar agricultural risks that could deplete the viability of harvested cannabis and our revenue generating abilities. Although our cultivation is substantially completed indoors under climate control, events such as system failures or utility outages, which could result from natural or man-made conditions, could limit our ability to control the climates of our indoor grow and/or storage facilities that could result in damage to our products.

We face risks related to our information technology systems, and potential cyber-attacks and physical security breaches.

Our operations depend, in part, on how well we and our suppliers protect networks, equipment, information technology (“IT”), systems, physical locations, and software against damage and threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. Our operations also depend on the timely maintenance and replacement of network equipment, IT systems and software, as well as pre-emptive expenses to mitigate associated risks. Given the nature of our products and the lack of legal availability outside of channels approved by the federal government, as well as the concentration of inventory in our facilities, there remains a risk of shrinkages, as well as theft. If there was a breach in security and we fell victim to theft or robbery, the loss of cannabis plants, cannabis oils, cannabis flowers and cultivations and processing equipment, or if there was a failure in information systems, it could adversely affect our reputation and business continuity.

Additionally, we may store and collect personal information about customers and are responsible for protecting that information from privacy breaches that may occur through procedural or process failure, IT malfunction or deliberate unauthorized intrusions. Any such theft or privacy breach would have a material adverse effect on our business, prospects, revenue, results of operation and financial condition.

We are subject to laws, rules and regulations in the United States and other jurisdictions relating to the collection, processing, storage, transfer and use of personal data. Our ability to execute transactions and to possess and use personal information and data in conducting our business subjects us to legislative and regulatory burdens that may require us to notify regulators and customers, employees and other individuals of a data security breach. In addition, non-compliance could result in proceedings against us by governmental entities and/or significant fines, could negatively impact our reputation and may otherwise adversely impact our business, financial condition, and operating results.

We face risks related to our insurance coverage and uninsurable risks.

Our business is subject to a number of risks and hazards generally, including adverse environmental conditions, accidents, labor disputes, destruction from civil unrest and changes in the regulatory environment. Such occurrences could result in damage to assets, personal injury or death, environmental damage, delays in operations, monetary losses and possible legal liability.

Although we intend to continue to maintain insurance to protect against certain risks in such amounts as we consider to be reasonable, our insurance will not cover all the potential risks associated with our operations. We may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards encountered in our operations is not generally available on acceptable terms. We might also become subject to liability for pollution or other hazards which it may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations.

We are eligible to be treated as an “emerging growth company” as defined in the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, (2) reduced disclosure obligations regarding executive compensation in this prospectus and periodic reports and proxy statements, and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of the SVS held by non-affiliates exceeds $700 million as of June 30, 2023, or if we have total annual gross revenue of $1.235 billion or more during any fiscal year before that time, in which case we would no longer be an emerging growth company as of the following December 31. Additionally, if we issue more than $1.0 billion in non-convertible debt during any three-year period before June 30, 2023, we would cease to be an emerging growth company immediately. We cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities, and the stock price may be more volatile.

We are governed by the corporate laws in British Columbia, Canada which in some cases have a different effect on shareholders than the corporate laws in Delaware, United States.

Certain provisions of our corporate governance under the laws of British Columbia may be disadvantageous to our shareholders and may make our securities less attractive to investors. The material differences between the BCBCA, as compared to the Delaware General Corporation Law (the “DGCL”), are discussed in the “Material Differences Between the BCBCA and the DGCL” section of this prospectus.

We are subject to increased costs as a result of being a public company in Canada and the United States.

As a public company in Canada and the United States, we are subject to the reporting requirements, rules and regulations under the applicable Canadian and American securities laws and rules of stock exchanges on which the Company’s securities may be listed. The requirements of existing and potential future rules and regulations will increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming or costly and may place undue strain on our personnel, systems and resources, which could adversely affect our business, financial condition and results of operations.

Risks Related to this Offering and Ownership of our SVS

A return on our securities is not guaranteed.

There is no guarantee our SVS will earn any positive return in the short term or long term. A holding of our SVS is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of our SVS is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

Our capital structure and voting control may cause unpredictability.

Although other Canadian-based companies have dual class or multiple voting share structures, given our unique capital structure and the concentration of voting control that is held by the holders of our MVS, this structure and control could result in a lower trading price for or greater fluctuations in the trading price of our SVS, adverse publicity or other adverse consequences.

A decline in the price of the SVS could affect our ability to raise further working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of the SVS could result in a reduction in the liquidity of the SVS and a reduction in our ability to raise capital. Because a significant portion of our operations have been and will be financed through the sale of equity securities, a decline in the price of our SVS could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. If our stock price declines, there can be no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

Additional issuances of SVS or MVS may result in dilution.

We may issue additional equity or convertible debt securities in the future, which may dilute an existing shareholder’s holdings. Our articles of association permit the issuance of an unlimited number of SVS and MVS, and existing shareholders will have no pre-emptive rights in connection with such further issuances. Our board of directors has discretion to determine the price and the terms of further issuances, and such terms could include rights, preferences, and privileges superior to those existing holders of SVS. Moreover, additional SVS will be issued by us on the conversion of the MVS in accordance with their terms. To the extent holders of our options or other convertible securities convert or exercise their securities and sell SVS they receive, the trading price of the SVS may decrease due to the additional amount of SVS available in the market. We cannot predict the size or nature of future issuances or the effect that future issuances and sales of SVS will have on the market price of the SVS. Issuances of a substantial number of additional SVS, or the perception that such issuances could occur, may adversely affect prevailing market prices for the SVS. With any additional issuance of SVS, investors will suffer dilution to their voting power and economic interest in us.

Sales of substantial amounts of SVS may have an adverse effect on the market price of the SVS.

Sales of substantial amounts of SVS, or the availability of such securities for sale, could adversely affect the prevailing market prices for the SVS. A decline in the market prices of the SVS could impair our ability to raise additional capital through the sale of securities should it desire to do so.

The market price for the SVS may be volatile.

The market price for securities of cannabis companies generally are likely to be volatile. In addition, the market price for the SVS has been and may be subject to wide fluctuations in response to numerous factors beyond our control, including, but not limited to:

•	actual or anticipated fluctuations in our quarterly results of operations;

•	recommendations by securities research analysts;

•	changes in the economic performance or market valuations of companies in the industry in which we operate;

•	addition or departure of our executive officers and other key personnel;

•	release or expiration of transfer restrictions on outstanding SVS;

•	sales or perceived sales of additional SVS;

•	operating and financial performance that varies from the expectations of management, securities analysts and investors;

•	regulatory changes affecting our industry generally and its business and operations both domestically and abroad;

•	announcements of developments and other material events by us or our competitors;

•	fluctuations in the costs of vital production materials and services;

•	changes in global financial markets, global economies and general market conditions, such as interest rates and pharmaceutical product price volatility;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

•	operating and share price performance of other companies that investors deem comparable to us or from a lack of market comparable companies; and

•	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry or target markets.

Financial markets have at times historically experienced significant price and volume fluctuations that: (i) have particularly affected the market prices of equity securities of companies, and (ii) have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the SVS from time to time may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that may result in impairment losses to us. There can be no assurance that further fluctuations in price and volume of equity securities will not occur. If increased levels of volatility and market turmoil continue, our operations could be adversely impacted, and the trading price of the SVS may be materially adversely affected.

If securities or industry analysts do not publish or cease publishing research or reports or publish misleading, inaccurate, or unfavorable research about us, our business or our market, our stock price and trading volume could decline.

The trading market for our SVS will be influenced by the research and reports that securities or industry analysts publish about us, our business, our market or our competitors. If no or few securities or industry analysts cover the Company, the trading price and volume of our shares would likely be negatively impacted. If one or more of the analysts who covers us downgrades our shares or publishes inaccurate or unfavorable research about our business, or provides more favorable relative recommendations about our competitors, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our shares could decrease, which could cause our stock price or trading volume to decline.

We face liquidity risks.

Our SVS currently trade on the CSE and are quoted on over-the-counter markets in the U.S. We cannot predict at what prices the SVS will continue to trade, and there is no assurance that an active trading market will be sustained.

Our SVS do not currently trade on any U.S. securities exchange. In the event our SVS do trade on any U.S. securities exchange, we cannot predict at what prices the SVS will trade and there is no assurance that an active trading market will develop or be sustained. There is a significant liquidity risk associated with an investment in us.

We do not intend to pay dividends on the SVS and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the SVS.

We have never declared or paid any cash dividend on the SVS and do not currently intend to do so in the foreseeable future. We currently anticipate that we will retain future earnings, if materialized, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in our SVS will depend upon any future appreciation in their value. There is no guarantee that the SVS will appreciate in value or even maintain the price at which you purchased them.

The OTCQX is not a stock exchange, which may make it more difficult for an active trading market for our shares to develop in the U.S. that could have an adverse effect on the liquidity and trading price of our shares.

The SVS are quoted under the ticker symbol “FFNTF” on the OTCQX. The OTCQX is not a stock exchange, and if our SVS are quoted on the OTCQX rather than trading on a securities exchange, there may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, the SVS, which may lead to lower trading prices for SVS. On the OTCQX, our stockholders may find it difficult to obtain accurate quotations as to the market value of their shares of SVS and may find few buyers to purchase their SVS and few market makers to support its price. As a result of these and other factors, investors may be unable to resell SVS at or above the price for which they purchased them, at or near quoted bid prices, or at all. Further, an inactive market may also impair our ability to raise capital by selling additional equity in the future and may impair our ability to enter into strategic partnerships or acquire companies or products by using SVS as consideration. Therefore, an active, liquid, and orderly trading market for SVS may not initially develop or be sustained, which could significantly depress the public price of the SVS and/or result in significant volatility, which could affect your ability to sell your SVS. Our financial performance, government regulatory action, tax laws, interest rates and market conditions in general could have a significant impact on the future market price of SVS.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the United States and Canadian securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. All statements of historical fact included in this report regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. Forward-looking statements contained in this report include, but are not limited to, statements about:

•	the performance of our business and operations;

•	our product offerings;

•	the competitive conditions of the cannabis industry;

•	our competitive and business strategies;

•	the sufficiency of capital including our ability to obtain capital to develop our business;

•

our operations in the United States, the characterization and consequences of those operations under United States federal law and applicable State law, and the framework for the enforcement of applicable laws in the United States;

•	the impact of macroeconomic trends, such as the rate of unemployment, interest rates, the rate of inflation and the availability of credit;

•

statements relating to the business and future activities of, and developments related to, us, including such things as future business strategy, competitive strengths, goals, expansion and growth of our business, operations and plans;

•	expectations that licenses applied for will be obtained, and that the Company will be able to maintain all of the licenses that it currently holds;

•	expectations regarding future cash flows from operations;

•	potential future legalization of adult-use and/or medical cannabis under U.S. state and federal law;

•	expectations of market size and growth in the U.S. and the states in which we operate;

•	expectations for other economic, business, financial market, political, regulatory and/or competitive factors related to us or the cannabis industry generally; and

•	other events or conditions that may occur in the future.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements made in this prospectus will be achieved or occur, and actual results, events or circumstances could differ materially from those described in such forward-looking statements.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have broad discretion in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including general market conditions, cash flows from operations and the anticipated growth of our business.

Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling security holders.

DESCRIPTION OF SHARE CAPITAL

As of May 7, 2024, the Company has two classes of stock: (i) Class A Subordinate Voting Shares (“SVS”), and (ii) Class C Multiple Voting Shares (“MVS”), both with no par value. The Company is authorized to issue an unlimited number of SVS and an unlimited number of MVS. Holders of SVS are entitled to one vote in respect of each SVS. Holders of MVS are entitled to 800 votes in respect of each MVS, and have certain conversion rights as further described below, as well as in Note 12 of the Company’s Consolidated Financial Statements.

Our amended and restated articles of association (the “Articles”), which were adopted at the shareholders’ annual general and special meeting held on December 21, 2020, and which are attached to the registration statement of which this prospectus is a part, provide further information regarding our securities and qualify the summary under “Description of Share Capital” in its entirety.

Subordinate Voting Shares

Notice and Voting Rights

Holders of Subordinate Voting Shares are entitled to notice of and to attend and vote at any meeting of the shareholders of the Company, except a meeting of which only holders of another class or series of shares of the Company will have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

Alteration of Rights

As long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, alter or amend the Articles if the result of such alteration or amendment would (i) prejudice or interfere with any right or special right attached to the Subordinate Voting Shares or (ii) affect the rights or special rights of the holders of Subordinate Voting Shares, or Multiple Voting Shares on a per share basis.

Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares will, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Subordinate Voting Shares, be entitled to participate ratably along with all the holders of Multiple Voting Shares, with the amount of such distribution per Subordinate Voting Share equal to the amount of such distribution per Multiple Voting Share. Each fraction of a Subordinate Voting Share is entitled to the amount calculated by multiplying the fraction by the amount payable per whole Subordinate Voting Share.

Subdivision or Consolidation

No subdivision or consolidation of the Subordinate Voting Shares will occur unless, simultaneously, the Multiple Voting Shares are subdivided or consolidated using the same divisor or multiplier.

Dividend Rights

Holders of Subordinate Voting Shares are entitled to receive as and when declared by the directors of the Company, dividends in cash or property of the Company. No dividend will be declared on the Subordinate Voting Shares unless the Company simultaneously declares equivalent dividends on the Multiple Voting Shares in an amount per Multiple Voting Shares equal to the amount of the dividend declared per Subordinate Voting Share.

The Board may declare a stock dividend payable in Subordinate Voting Shares on the Subordinate Voting Shares, but only if the Board simultaneously declares a stock dividend payable in: (i) Multiple Voting Shares on the Multiple Voting Shares, in a number of shares per Multiple Voting Share equal to the amount of the dividend declared per Subordinate Voting Share, or (ii) Subordinate Voting Shares on the Multiple Voting Shares, in a number of shares per Multiple Voting Share equal to the amount of the dividend declared per Subordinate Voting Share.

Holders of fractional Subordinate Voting Shares are entitled to receive any dividend declared on the Subordinate Voting Shares in an amount equal to the dividend per Subordinate Voting Share multiplied by the fraction thereof held by such holder.

Multiple Voting Shares

Notice and Voting Rights

Holders of Multiple Voting Shares are entitled to notice of and to attend and vote at any meeting of the shareholders of the Company, except a meeting of which only holders of another class or series of shares of the Company will have the right to vote. At each such meeting, holders of Multiple Voting Shares are entitled to 800 votes per share and each fraction of a Multiple Voting Share shall entitle the holder to the number of votes calculated by multiplying the fraction by 800 and rounding the product down to the nearest whole number, at each such meeting.

Alteration of Rights

As long as any Multiple Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Multiple Voting Shares by separate special resolution, alter or amend the Articles if the result of such alteration or amendment would (i) prejudice or interfere with any right or special right attached to the Multiple Voting Shares or (ii) affect the rights or special rights of the holders of Subordinate Voting Shares, or Multiple Voting Shares on a per share basis.

Shares Superior to Multiple Voting Shares

The Company may take no action which would authorize or create shares of any class or series having preferences superior to or on a parity with the Multiple Voting Shares without the consent of the holders of a majority of the Multiple Voting Shares expressed by separate ordinary resolution.

Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purpose of winding up its affairs, the holders of the Multiple Voting Shares shall be entitled to participate pari passu with the holders of Subordinate Voting Shares, with the amount of such distribution per Multiple Voting Share equal to the amount of such distribution per Subordinate Voting Share; and each fraction of a Multiple Voting Share will be entitled to the amount calculated by multiplying the fraction by the amount payable per whole Multiple Voting Share.

Subdivision or Consolidation

The Multiple Voting Shares shall not be consolidated or subdivided unless the Subordinate Voting Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

Dividend Rights

Holders of Multiple Voting Shares are entitled to receive as and when declared by the directors of the Company, dividends in cash or property of the Company. No dividend will be declared on the Multiple Voting Shares unless the Company simultaneously declares equivalent dividends on the Subordinate Voting Shares in an amount equal to the amount of the dividend declared per Multiple Voting Share.

The Board may declare a stock dividend payable in Subordinate Voting Shares on the Multiple Voting Shares, but only if the Board simultaneously declares a stock dividend payable in Subordinate Voting Shares on the Subordinate Voting Shares, in a number of shares per Subordinate Voting Share equal to the amount of the dividend declared per Multiple Voting Share.

Holders of fractional Multiple Voting Shares are entitled to receive any dividend declared on the Multiple Voting Shares in an amount equal to the dividend per Multiple Voting Share multiplied by the fraction thereof held by such holder.

Transfer of Multiple Voting Shares

Subject to our Articles, no Multiple Voting Share may be sold, transferred, assigned, pledged or otherwise disposed of (“Transfer”, “Transferring” or “Transferred”), whether voluntarily or involuntarily, by operation of law or otherwise, without the written consent of the directors, and the directors are not required to give any reason for refusing to consent to any such Transfer.

Mandatory Conversion

Multiple Voting Shares are not convertible into SVS until the date (the “Initial Conversion Date”) that is three (3) years following the date of completion of the reverse takeover transaction consummated by the Company with Cannex Capital Holdings Inc. in July 2019. Following the Initial Conversion Date, Multiple Voting Shares will automatically, without any action on the part of the holder, be converted into Subordinate Voting Shares on the basis of one (1) Subordinate Voting Share for one (1) Multiple Voting Share upon: (i) the death or Disability (as defined in our Articles) of such holders of Multiple Voting Shares as of the date of initial issuance of Multiple Voting Shares (the “Initial Holder”), (ii) an Involuntary Transfer Event (as defined below) with respect to the Multiple Voting Shares being Transferred pursuant to the Involuntary Transfer Event, or (iii) any other Transfer of Multiple Voting Shares to anyone other than another Initial Holder with respect to such Multiple Voting Shares being Transferred (each, a “Mandatory Conversion Event”). The Initial Holder shall promptly provide notice to the Company of the occurrence of a Mandatory Conversion Event. On the date of such Mandatory Conversion Event, each certificate representing Multiple Voting Shares shall thenceforth be null and void. Within twenty (20) days of the Mandatory Conversion Event, the Company will send, or cause its transfer agent to send, notice thereof to such former holder of Multiple Voting Shares (a “Mandatory Conversion Notice”) specifying: (i) the date of the Mandatory Conversion Event; and (ii) the number of Subordinate Voting Shares into which the Multiple Voting Shares held by such holder have been converted.

For the purposes of this section, “Involuntary Transfer Event” occurs in the event that an Initial Holder (a) files a voluntary petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver or makes an assignment for the benefit of creditors, (b) is subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to such holder’s Multiple Voting Shares and such involuntary petition, assignment or attachment is not discharged within 30 days after its effective date, or (c) is subjected to any other possible involuntary Transfer of such Initial Holder’s Multiple Voting Shares by legal process including, without limitation, an assignment or Transfer pursuant to a marital dissolution or divorce decree.

Transfers Prior to Initial Conversion Date

An Initial Holder is permitted to Transfer Multiple Voting Shares prior to the Initial Conversion Date to another Initial Holder.

Prior to the Initial Conversion Date, upon: (i) the death or Disability of an Initial Holder the other Initial Holders shall have the obligation to purchase all of such Initial Holder’s Multiple Voting Shares; and (ii) an Involuntary Transfer Event, the other Initial Holders shall have the obligation to purchase all of such Initial Holder’s Multiple Voting Shares which would otherwise be Transferred pursuant to the Involuntary Transfer Event as set forth in Section 27.9 of the Articles (each a “Purchase Obligation”). References to the Initial Holder transferring the Subject Multiple Voting Shares pursuant to the Purchase Obligation (the “Transferring Initial Holder”) shall include any executor, personal representative or administrator upon the death or Disability of such Transferring Initial Holder or a trustee or receiver in the event of an Involuntary Transfer Event.

Promptly following an event triggering a Purchase Obligation, the Transferring Initial Holder shall send a written notice to the Company and other Initial Holders setting forth the event triggering the Purchase Obligation as well as the number of Multiple Voting Shares subject to the Purchase Obligation (“Subject Multiple Voting Shares”). The other Initial Holders are obligated to purchase the Subject Multiple Voting Shares in proportion to their respective holdings of the remaining Multiple Voting Shares.

Extension of Offer to Multiple Voting Shares

In the event that an offer is made to purchase Subordinate Voting Shares, and such offer is:

a)

required pursuant to applicable securities legislation or the rules of any stock exchange on which the Subordinate Voting Shares may then be listed, to be made to all or substantially all of the holders of Subordinate Voting Shares in a province or territory of Canada to which the requirement applies (such offer to purchase, an “MVS Offer”); then

b)

such MVS Offer shall be extended by the offeror to the holders of Multiple Voting Shares (which shall not be required to convert in order to participate in the MVS Offer) for consideration per Multiple Voting Share equal to the consideration offered per Subordinate Voting Share.

Transfer Agent

The transfer agent for our SVS is Alliance Trust Company.

CSE and OTCQX

Our SVS are listed on the CSE under the ticker symbol “FFNT” and are quoted on the OTCQX under the ticker symbol “FFNTF.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase SVS and may be issued in one or more series. Warrants may be issued independently or together with SVS offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. For the terms of a particular series of warrants you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the number of SVS purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF DEBT SECURITIES

The following describes the general terms and provisions of the debt securities we may offer. When we offer to sell particular debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below.

We may issue secured or unsecured and senior or subordinated debt securities. Particular debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the United States Trust Indenture Act of 1939 and the BCBCA, as applicable.

Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

If we offer debt securities, we will describe the specific terms of the debt securities in a prospectus supplement, including:

•	the title of the debt securities;

•

the aggregate principal amount of the debt securities, the percentage of the principal amount at which the debt securities will be issued and the date or dates when the principal of the debt securities will be payable or how those dates will be determined;

•

whether the amount of payments of principal of, or premium, if any, or interest on, the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined;

•	provisions with respect to the subordination of the rights of holders of the debt securities to other security holders or creditors;

•

whether such debt securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable and any applicable limitations on ownership or transferability of such other securities received on conversion;

•	the person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date;

•	the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined;

•

the date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months;

•	the place or places of payment, transfer, conversion and exchange of the debt securities and where notices or demands to or upon us in respect of the debt securities may be served;

•

any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events, including but not limited to any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payments of such debt security, or the method for determining the make-whole amount;

•	any optional redemption provisions;

•	provisions relating to subsidiary guarantees, if any;

•	any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities;

•	any changes or additions to the events of default under the applicable indenture or our covenants, including additions of any restrictive covenants, with respect to the debt securities;

•	any changes or additions to the provisions concerning defeasance and covenant defeasance contained in the indentures that will be applicable to the debt securities;

•	if other than the trustee, the name of any paying agent, security registrar and transfer agent for the debt securities;

•

if the debt securities are not to be issued in book-entry form only and held by The Depository Trust Company, or DTC, as depositary, the form of such debt securities, including whether such debt securities are to be issuable in permanent or temporary global form, as registered securities, bearer securities or both, any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa, if permitted by applicable law and regulations;

•	the currency or currencies of such debt securities;

•

the denomination or denominations that the debt securities will be issued, if other than denominations of $1,000 or any integral multiples in the case of the registered securities and $5,000 or any integral multiples in the case of the bearer securities;

•

whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts; and

•

the name of the trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights to purchase SVS that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any rights that we may offer under this prospectus, we will describe the particular terms of any rights in more detail in the applicable prospectus supplement. The terms of any rights offered under a prospectus supplement may differ from the terms described below.

The following summary description, together with the additional information we may include in any applicable prospectus supplements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of rights agreement that will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K if we offer units.

If we offer rights, we will describe the specific terms of the rights in a prospectus supplement, including:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of SVS purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of SVS at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the SVS purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

The following summary description, together with the additional information we may include in any applicable prospectus supplements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of unit agreement and form of unit certificate relating to each series of units that will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K if we offer units.

General

We may issue units comprised of SVS and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Subordinate Voting Shares,” and “Description of Warrants” will apply to each unit and to any Subordinate Voting Share or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

MATERIAL DIFFERENCES BETWEEN THE BCBCA AND THE DGCL

Our corporate affairs are governed by our Articles and the provisions of applicable laws of British Columbia, including the BCBCA. The BCBCA differs from the various state laws applicable to U.S. corporations and their shareholders. The following table provides a summary of the material differences between the provisions of the BCBCA and the DGCL.

As permitted by the BCBCA and our Articles, our authorized share capital consists of (i) an unlimited number of subordinate voting shares without par value, with special rights and restrictions attached and (ii) an unlimited number of multiple voting shares without par value, with special rights and restrictions attached.

Under our Articles and subject to the BCBCA, the directors have the authority to issue shares (including preferred shares in one or more series, with such designations and special rights and restrictions as the directors may determine).

Under the DGCL, a corporation’s certificate of incorporation must specify the number of shares of each class of stock and their par value or include a statement that such shares are without par value. The certificate of incorporation must also set forth the designations, powers, preferences, rights, qualifications, limitations, and restrictions of each class of shares, if any. Under the DGCL, a corporation’s certificate of incorporation may give the board of directors the authority to issue preferred stock in one or more series, with restrictions as determined by the board of directors.

Dividends

Under the BCBCA and our Articles, dividends may be declared at the discretion of the board of directors, including in the form of preferred shares in one or more series, with such designations and special rights and restrictions as the board of directors may determine. Any dividends declared shall be subject to the rights, if any, of shareholders holding shares with special rights as to dividends. Our directors may declare dividends unless there are reasonable grounds for believing that our Company is insolvent, or the payment of such dividends would render our Company insolvent.

The DGCL generally provides that, subject to certain restrictions, the directors of a corporation may declare and pay dividends upon the shares of its capital stock either out of the corporation’s surplus or, if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Further, the holders of preferred or special stock of any class or series may be entitled to receive dividends at such rates, on such conditions and at such times as stated in the certificate of incorporation.

Shareholder Action by Written Consent

Under the BCBCA and our Articles, shareholder action requiring a special resolution without a meeting may be passed by a written consented resolution signed by all of the shareholders who would be entitled to vote on the relevant issue at a general meeting, and shareholder action requiring an ordinary resolution without a meeting may be passed by a written consented resolution signed by at least two thirds of all of the shareholders who would be entitled to vote on the relevant issue at a general meeting

Under the DGCL, any action required or permitted to be taken at a stockholder meeting may be taken without a meeting if consents in writing are signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless otherwise provided in the certificate of incorporation. Typically, U.S. public company certificates of incorporation prohibit actions by written consent of the stockholders.

Election of Directors

Our Articles provide that at every annual general meeting, the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under our Articles. All the directors cease to hold office immediately before the election or appointment of directors but are eligible for re-election or re-appointment. Any casual vacancy occurring in the board of directors may be filled by the directors.

Neither our Articles nor the BCBCA provide for cumulative voting.

Under the DGCL, stockholders are not entitled to cumulative voting in the election of directors unless provided for in the corporation’s certificate of incorporation.

Removal of Directors

As permitted under the BCBCA, our Articles provide that a director may be removed before the expiration of his or her term by a special resolution of shareholders. Our Articles also provide that the directors may remove any director before the expiration of his or her term if such director is convicted of an indictable offence or if the director ceases to be qualified under the BCBCA to act as a director and does not promptly resign.

Under the DGCL any director may be removed, with or without cause, by the affirmative vote of a majority of the shares then entitled to vote at an election of directors, unless the board is classified, cumulative voting is permitted by the certificate of incorporation, or the certificate of incorporation provides otherwise.

Required Vote for Certain Transactions

Under the BCBCA, certain extraordinary corporate actions, such as the continuation of our Company into a jurisdiction other than British Columbia, amalgamation, sale, leases or other dispositions of all, or substantially all of, the property of a corporation (other than in the ordinary course of business), liquidations, dissolutions and certain arrangements, are required to be approved by special resolution of shareholders and the shareholders holding shares of each class or series of shares to which are attached rights or special rights or restrictions that would be prejudiced or interfered with by the adoption of the amalgamation agreement approve adoption of the amalgamation agreement by a special separate resolution of those shareholders.

Under the DGCL, certain mergers, consolidation, sale, lease, exchange, or other disposition of all, or substantially all, the property and assets of a corporation or dissolution of the corporation requires the approval of a majority of the outstanding voting stock of the corporation entitled to vote thereon.

Amendment of Organizing Documents

As permitted by the BCBCA, under our Articles, any amendment to the notice of articles or articles generally requires approval by an ordinary or special resolution of the shareholders. In the event that an amendment to the Articles would prejudice or interfere with a right or special right attached to issued shares of a class or series of shares, such amendment must be approved separately by the holders of the class or series of shares being affected.

The DGCL provides that a corporation may amend its certificate of incorporation if its board of directors has adopted such amendment, followed by the affirmative vote of a majority of the outstanding voting stock and a majority of the outstanding shares of each class entitled to vote on the amendment as a class. In the event the amendment would alter the aggregate number of authorized shares of a class of stock, their par value, or the powers, preferences or special rights of the shares of a class so as to affect them adversely, the holders of the outstanding shares of the class are entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation.

Quorum of Shareholders

As permitted under the BCBCA, our Articles provide that a quorum for general meetings of shareholders is two persons present and being, or representing by proxy, shareholders holding in the aggregate not less than 5% of the issued shares entitled to be voted at the meeting.

Under the DGCL, unless otherwise provided in the certificate of incorporation, with respect to any matter, a quorum for a meeting of stockholders requires the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy

Shareholder Access to Corporate Records

Under the BCBCA, specified records of the Company must be kept at the Company’s registered and records office. The records, other than certain records including, minutes of the meetings of directors, copies of consent resolutions and related documents, must be available for inspection by any of our shareholders at no cost at the registered and records office.

Under the DGCL, a stockholder of record has the right to inspect the books and records of the corporation, provided that such inspection is for a proper purpose which is reasonably related to such stockholder’s interest as a stockholder.

Annual Meetings of Shareholders

Our Articles provide that an annual general meeting must be held at least once in each calendar year, and not more than 15 months after the last annual reference date (typically being the date when the Company held its previous annual general meeting), at such time and place as may be determined by the directors. An annual meeting of shareholders may be held at a location outside British Columbia if the location for the meeting is approved by a directors’ resolution. Our Company must provide notice of the date, time and location of any annual general meeting to each shareholder entitled to attend the meeting, to each director and to the auditor of the company at least 21 days before the meeting date.

Shareholders who, at the date on which the requisition is received by the Company, hold in the aggregate at least 1/20 of the issued shares of the Company that carry the right to vote at general meeting, may requisition a general meeting for the purpose of transacting any business that may be transacted at a general meeting.

Under the DGCL, a corporation must hold an annual meeting of stockholders in a place designated by the certificate of incorporation or bylaws, whether inside or outside of Delaware, or, if not so designated, as determined by the board of directors and on a date and at a time designated in the bylaws, except as otherwise provided by law. Written notice of every meeting of stockholders must be given to each stockholder of record not less than 10 nor more than 60 days before the date of the meeting.

Special Meetings of Shareholders

Under our Articles, the directors have the power whenever they think fit to call a meeting of the shareholders. Under the BCBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a general meeting may requisition the directors to call a meeting of shareholders.

Under the DGCL, special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or the bylaws. Typically, public company certificates of incorporation do not authorize shareholders to call special meetings.

Anti-takeover Provisions and Interested Shareholder Transactions

As permitted by the BCBCA and subject to all necessary shareholder approval, our Articles provide that our board of directors may fix the number of preferred shares , and determine the identifying name of its shares, and the Company may by ordinary resolution create special rights or restrictions for and attach those special rights or restrictions to, the shares of any class or series of shares, or vary or delete any special rights or restrictions attached to the shares of any class or series of shares. Neither the BCBCA nor our Articles restrict us from adopting a shareholder rights plan. The BCBCA does not restrict related party transactions. However, in Canada, takeovers and other related party transactions are regulated under provincial securities legislation and policies which are binding on the Company.

Under the DGCL, a certificate of incorporation may provide the board of directors with the ability to designate the terms of and issue a new class or series of preferred stock, and to issue a stockholder rights plan. Delaware corporations are subject to Delaware’s “business combination” statute. In general, such statute prohibits a corporation from engaging in any business combination transactions with an interested stockholder for a period of three years after the time that the stockholder became an interested stockholder, unless approved by the board of directors beforehand or upon satisfaction of other criteria.

Interested Director Transactions

Under the BCBCA and our Articles, subject to certain exceptions, a director or senior officer who has a material interest in any material contract or transaction must promptly disclose the nature and extent of such interest prior to the contract or transaction being approved. A director who has a disclosable interest in a contract or transaction is not entitled to vote on any board resolutions to approve such transaction unless all directors of the corporation are interested, in which case any or all of them may vote on a directors’ resolution to approve the contract or transaction. Excluded directors will, however, count for purposes of quorum. A director or senior officer is liable to account to the corporation for any profit that accrues to the director under or as a result of a contract or transaction in which the director or senior officer holds a disclosable interest.

Under the DGCL, a transaction in which a director of the corporation has a conflict of interest is not void or voidable solely because of the director’s conflict, solely because the director is present at or participates in the meeting of the board of directors or committee which authorizes the transaction or solely because any such director’s vote is counted for such purpose, if (a) the material facts of the conflict of interest are known to or disclosed to the board of directors or the committee and the board of directors or committee in good faith authorizes the transaction by a majority of the votes of the disinterested directors, (b) the material facts of the conflict of interest are known or disclosed to the stockholders of the corporation and the transaction is approved in good faith by the stockholders, or (c) the board of directors can demonstrate that the transaction is fair as to the corporation as of the time it is approved by the board of directors, committee or stockholders.

Directors’ and Officers’ Liability and Indemnification

Our Articles provide that our Company must indemnify and advances expenses of a director or former director of our Company and his or her heirs and legal personal representatives, as set out in the BCBCA, against all eligible penalties to which such person is or may be liable, and our Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with our Company on the terms of the indemnity contained in our Articles. In addition, our Company may indemnify any other person in accordance with the BCBCA.

Under the DGCL, a corporation has the power to indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or any person who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, in each case by reason of the fact that the person is or was a director, office, employee or agent of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and subject to certain other limitations

Oppression Remedy

The BCBCA provides an oppression remedy that enables a court, upon application by a shareholder, including a beneficial owner of a share of the Company, or any other person whom the court considers to be an appropriate person to make such an application, to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to one or more shareholders (including the applicant). The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders or other applicants making such an application.

The DGCL does not expressly provide for a similar remedy.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together through any of the following methods:

•	to or through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors;

•	through agents;

•

through block trades in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through any combination of these methods of sale; or

•	in any manner, as provided in the applicable prospectus supplement.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer, or agent in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our SVS, which are listed on the CSE under the symbol “FFNT” and quoted on the OTCQX under the symbol “FFNTF”. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Underwriters, dealers, or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of the securities). In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933, as amended (the “Securities Act”). As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer, or agent, and describe any compensation received by them from us. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

Any person participating in the distribution of SVS registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our SVS by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our SVS to engage in market-making activities with respect to our SVS. These restrictions may affect the marketability of our SVS and the ability of any person or entity to engage in market-making activities with respect to our SVS.

We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M that stabilize, maintain, or otherwise affect the price of the offered securities. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the SVS in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the SVS originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the SVS to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business and any such relationships will be described in the applicable prospectus supplement.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by the Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Fasken Martineau DuMoulin LLP, Toronto, Canada. Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by Saul Ewing LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2023, 2022, and 2021, and for each of the three years ended December 31, 2023 incorporated by reference in this prospectus in reliance upon the reports of Davidson & Company LLC, independent registered public accounting firm, which report is also incorporated herein by reference, and given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Our website address is www.4FrontVentures.com. Through this website, our filings with the SEC or on SEDAR in Canada, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, will be accessible (free of charge) as soon as reasonably practicable after materials are electronically filed with or furnished to the SEC. The information provided on our website is not part of the registration statement of which this prospectus is a part.

You also may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-3 that we have filed under the Securities Act with the SEC. This prospectus, which constitutes a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus as to the contents of any document are not necessarily complete. If a document has been filed as an exhibit to the registration statement, we refer you to the copies of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to another document filed with the SEC. In accordance with the Securities Act, any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 15, 2024;

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 12, 2024 and February 1, 2024;

•

the description of our SVS as set forth in our report on Form 6-K using the EDGAR format type 8-K12G3, filed with the SEC on August 1, 2019, pursuant to Rule 12g-3(a) under the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement).

You may request a copy of these filings at no cost, by contacting us at the following address or telephone number:

4Front Ventures Corp.

7010 E. Chauncey Lane, Suite 235

Phoenix, Arizona 85054

Attention: Corporate Secretary

(602) 633-3067